Exhibit 99.1

TransMedics Reports Second Quarter 2026 Financial Results

Andover, Mass. – August 4, 2026 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), a medical technology company that is transforming organ transplant therapy for patients with end-stage lung, heart, and liver failure, today reported financial results for the quarter ended June 30, 2026.

Recent Highlights

▪
Total revenue of $189.9 million in the second quarter of 2026, a 21% increase compared to the second quarter of 2025
▪
Product revenue of $111.2 million, up 16% and Service revenue of $78.8 million, up 29%
▪
Net income of $14.7 million or $0.41 per fully diluted share in the second quarter of 2026
▪
Adjusted net income of $16.2 million or $0.44 per fully diluted share in the second quarter of 2026
▪
Raised low end of full-year 2026 revenue guidance, excluding PAD Aviation, to a range of $737 million to $757 million
▪
On July 1, 2026, completed its strategic investment in PAD Aviation, a premier Germany-based private aviation operator, as the first step to establishing a dedicated organ transplantation air logistics network across Europe, and beyond

“The second quarter was a defining one for TransMedics: record revenue, accelerating service growth, and sequential gross margin expansion, all as we invested aggressively in our strategic priorities,” said Waleed Hassanein, MD, President and Chief Executive Officer. “Let me be direct about how we see our business: we are building TransMedics to remain a growth company in the near, mid, and long terms. We are deploying capital behind four distinct growth opportunities that we believe will drive substantial revenue growth with a compelling operating profile at scale. Our confidence is derived from our team’s proven track record of converting investment into results, quarter after quarter. It is also grounded in the unparalleled nature of our offering: the life-saving impact of our OCS technology, the reach of our NOP platform, and the extraordinary people who deliver it. Our mission has not changed — expand access and improve outcomes for every patient waiting for an organ transplant. We are more inspired by what lies ahead than at any point in our history.”

A summary of second quarter financial results is as follows (dollars in thousands except per share):

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025		% Change	2026	2025	% Change
Revenue	$189,948	$157,370		21%	$363,881	$300,907	21%
Income from operations	$23,736	$36,567		-35%	$37,033	$64,010	-42%
Operating margin %	12.5%	23.2%		-1074bps	10.2%	21.3%	-1110bps
Adjusted income from operations(1)	$25,791	$36,567	(2)	-29%	$43,900	$66,368	-34%
Adjusted operating margin %(1)	13.6%	23.2%	(2)	-960bps	12.1%	22.1%	-1000bps
Diluted net income per share	$0.41	$0.92		-55%	$0.61	$1.62	-62%
Adjusted diluted net income per share(1)	$0.44	$0.92	(2)	-52%	$0.75	$1.67	-55%

(1)
Adjusted income from operations, adjusted operating margin and adjusted diluted net income per share represent non-GAAP financial measures. For a reconciliation of GAAP to Non-GAAP items, please see the tables attached to this press release.
(2)
There were no adjustments excluded from GAAP income from operations or diluted net income per share for the three months ended June 30, 2025; therefore, non-GAAP adjusted income from operations and adjusted diluted net income per share were equal to GAAP income from operations and diluted net income per share, respectively.

Second Quarter 2026 Financial Results

Total revenue for the second quarter of 2026 was $189.9 million, a 21% increase compared to $157.4 million in the second quarter of 2025. The increase was due primarily to the increase in utilization of the Organ Care System (“OCS”), primarily in Liver and Heart through the National OCS Program (“NOP”) as well as additional revenue generated by TransMedics logistics services.

Gross margin was 60%, compared with 61% in the prior-year period. The year-over-year decrease primarily reflected a higher mix of service revenue, and temporary product-cost factors, including inventory provisioning and trial-related solution cost, partly offset by improved logistics efficiency.

Operating expenses for the second quarter of 2026 were $89.5 million compared to $60.0 million in the second quarter of 2025. The increase in operating expenses was driven primarily by planned investment in OCS Kidney, Gen 3.0 and clinical programs, together with selected infrastructure investments required to support the company’s growth. Second quarter operating expenses in 2026 included $8.2 million of stock compensation expense compared to $9.0 million of stock compensation expense in the second quarter of 2025.

Income from operations in the second quarter of 2026 was $23.7 million, compared to operating income of $36.6 million in the second quarter of 2025. Adjusted income from operations in the second quarter of 2026 was $25.8 million compared to adjusted income from operations of $36.6 million in the second quarter of 2025.

Net income in the second quarter of 2026 was $14.7 million, or $0.41 per diluted share, compared to net income of $34.9 million, or $0.92 per diluted share, in the second quarter of 2025. Adjusted net income in the second quarter of 2026 was $16.2 million, or $0.44 per diluted share compared to adjusted net income of $34.9 million, or $0.92 per diluted share, in the second quarter of 2025.

Cash was $472.7 million as of June 30, 2026.

2026 Financial Outlook

TransMedics is raising the low end of its full-year 2026 revenue guidance to a range of $737 million to $757 million. This guidance excludes any revenue attributable to the recent strategic investment in PAD Aviation service GmbH, assumes no incremental revenue from the ENHANCE Part B and DENOVO clinical trials, and represents approximately 22% to 25% growth compared to the company’s prior year revenue. TransMedics’ full year 2026 revenue guidance as reported on May 5, 2026 was previously in the range of $727 million to $757 million.

Webcast and Conference Call Details

The TransMedics management team will host a conference call beginning at 4:30 p.m. ET / 1:30 p.m. PT on Tuesday, August 4, 2026. Investors interested in listening to the conference call may do so by dialing (800) 715-9871 for domestic callers or (646) 307-1963 for international callers and providing access code 6054544. A live and archived webcast of the event and the company’s slide presentation with information on second quarter 2026 financial results will be available on the “Investors” section of the TransMedics website at www.transmedics.com.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable extracorporeal warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung, and liver failure. TransMedics routinely posts information that may be important to investors on the landing page of the Company's website and in the “Investors” section of the website at https://investors.transmedics.com/. Investors and potential investors are encouraged to consult the TransMedics website regularly for important information about TransMedics.

Forward-Looking Statements

This press release contains forward-looking statements with respect to, among other things, future results and events, including financial guidance and projected estimates, potential clinical outcomes and therapies, and statements about our operations, operational execution, financial position, strategic plans and other business plans. For this purpose, all statements other than statements of historical facts are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “could,” “target,” “predict,” “seek” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties. Our management cannot predict all risks, nor can we assess the impact of all factors or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated in or implied by the forward-looking statements. Some of the key factors that could cause actual results to differ include: the fluctuation of our financial results from quarter to quarter; our ability to attract, train and retain key personnel; our dependence on the success of the OCS; our ability to expand access to the OCS through our NOP; our ability to improve the OCS platform, including by developing the next generation of the OCS products or expanding into new indications and the development, and potential commercialization of our OCS Kidney device; the degree of success we experience in commercializing our OCS products for additional indications, including potentially OCS Kidney; the timing or results of clinical trials for the OCS, including pre- and post-approval studies, or other product candidates, including CHOPS; our ability to sustain profitability; our need to raise additional funding and our ability to obtain it on favorable terms, or at all; our ability to use net operating losses and research and development credit carryforwards; that we have identified a material weakness in our internal control over financial reporting, and that we may identify additional material weaknesses in the future; our ability to scale our manufacturing and sterilization capabilities to meet increasing demand for our products; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private and public payors on the benefits offered by the OCS; our dependence on a limited number of customers for a significant portion of our revenue; our ability to maintain regulatory approvals or clearances for our OCS products in the United States, the European Union and other select jurisdictions worldwide; our ability to adequately respond to the Food and Drug Administration (the “FDA”) or other competent authorities, follow-up inquiries in a timely manner; the impact of healthcare policy changes, including recently enacted or potential future legislation or administrative actions affecting or reforming the U.S. healthcare system, Organ Procurement and Transplantation Network, or the FDA; the performance of our third-party suppliers and manufacturers; our use of third parties to transport donor organs and medical personnel for our NOP and our ability to maintain and grow our transplant logistics capabilities to support our NOP to reduce dependence on third party transportation, including by means of attracting, training and retaining pilots, and the acquisition, maintenance or replacement of fixed-wing aircraft for our aviation transportation services or other acquisitions, joint ventures or strategic investments; our ability to maintain Federal Aviation Administration, or other regulatory licenses or approvals for our aircraft transportation services; price increases of the components of our products and maintenance, parts and fuel for our aircraft; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology, or IT, infrastructure; the economic, political and other risks associated with our foreign operations; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products or services infringe, misappropriate or otherwise violate the intellectual property rights of third parties; the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; regulatory developments in the

United States, European Union and other jurisdictions; the impact of a shutdown of the U.S. government; the extent and success of competing products or procedures that are or may become available; our ability to service our 1.50% convertible senior notes, due 2028; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreements to which we will remain subject until maturity; the impact of any product recalls or improper use of our products; our international expansion plans and the costs related thereto, including the costs associated with maintaining, improving and expanding our commercial operations globally, including the NOP and the Company’s investment in PAD Aviation; our estimates regarding revenue, expenses, capital expenditures and needs for additional financing; and other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”). Additional information will be made available in our annual and quarterly reports and other filings that we make with the SEC. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and we are not able to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose certain non-GAAP financial measures, including adjusted income from operations, adjusted operating margin, adjusted net income, and adjusted diluted net income per common share. These non-GAAP financial measures are not calculated in accordance with GAAP, are not a substitute for, and should be considered supplemental to, GAAP financial measures. Our definitions of these non-GAAP measures may differ from similarly titled measures used by other companies, which may limit their usefulness for comparative purposes.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe the presentation of these measures is useful to both management and investors as they provide meaningful supplemental information with respect to our core operational performance and allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

To calculate adjusted income from operations, adjusted operating margin, adjusted net income and adjusted diluted net income per common share, we exclude certain charges (credits) from GAAP income from operations and GAAP net income, such as transaction-related costs, incremental amortization of intangible assets, ERP implementation costs, headquarters relocation costs and legal matters. Amounts are presented after-tax using the company's statutory tax rate unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate.”

In reliance upon the unreasonable efforts exemption provided under Item 10(e)(1)(i)(B) of Regulation S-K, the Company is not able to provide a reconciliation of its non-GAAP financial guidance that excludes the impact of PAD aviation to the corresponding GAAP measures without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation. Because this information is uncertain, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Investor Contact:

Brian Johnston

332-895-3222

Investors@transmedics.com

TransMedics Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Net product revenue	$111,158	$96,100	$219,130	$184,334
Service revenue	78,790	61,270	144,751	116,573
Total revenue	189,948	157,370	363,881	300,907
Cost of revenue:
Cost of net product revenue	25,566	19,421	49,874	35,733
Cost of service revenue	51,184	41,360	99,648	80,357
Total cost of revenue	76,750	60,781	149,522	116,090
Gross profit	113,198	96,589	214,359	184,817

Gross margin	60%	61%	59%	61%

Operating expenses:
Research, development and clinical trials	31,632	15,934	56,511	33,094
Selling, general and administrative	57,830	44,088	120,815	87,713
Total operating expenses	89,462	60,022	177,326	120,807
Income from operations	23,736	36,567	37,033	64,010
Other income (expense):
Interest expense	(7,225)	(3,476)	(14,395)	(6,937)
Interest income and other income (expense), net	2,894	3,091	5,252	5,785
Total other expense, net	(4,331)	(385)	(9,143)	(1,152)
Income before income taxes	19,405	36,182	27,890	62,858
Provision for income taxes	(4,723)	(1,275)	(5,893)	(2,269)
Net income	$14,682	$34,907	$21,997	$60,589
Net income per share:
Basic	$0.42	$1.03	$0.64	$1.79
Diluted	$0.41	$0.92	$0.61	$1.62
Weighted average common shares outstanding:
Basic	34,579,980	33,912,669	34,482,634	33,817,664
Diluted	40,709,227	40,558,953	36,003,677	40,238,501

TransMedics Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash	$472,675	$488,366
Accounts receivable	104,138	84,282
Inventory	54,137	48,881
Prepaid expenses and other current assets	20,174	16,254
Total current assets	651,124	637,783
Property, plant and equipment, net	365,302	327,656
Finance lease right-of-use assets, net	332,472	—
Operating lease right-of-use assets, net	4,646	5,155
Deferred tax assets	78,677	83,543
Restricted cash	18,438	500
Goodwill	11,549	11,549
Acquired intangible assets, net	—	1,948
Other non-current assets	2,188	239
Total assets	$1,464,396	$1,068,373
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$12,909	$10,350
Accrued expenses and other current liabilities	58,598	62,740
Current portion of long-term debt	20,000	10,000
Deferred revenue	3,130	2,905
Operating lease liabilities	3,646	3,310
Total current liabilities	98,283	89,305
Convertible senior notes, net	454,260	452,804
Long-term debt, net	39,743	49,587
Finance lease liability	347,660	—
Operating lease liabilities, net of current portion	2,411	3,577
Other long-term liabilities	3,986	—
Total liabilities	946,343	595,273
Total stockholders’ equity	518,053	473,100
Total liabilities and stockholders’ equity	$1,464,396	$1,068,373

TransMedics Group, Inc.

NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND DILUTED NET INCOME PER SHARE RECONCILIATIONS

(dollars in thousands, except per share)

(unaudited)

	Three Months Ended June 30, 2026
	Income from Operations	Operating Margin %	Net Income	Diluted Net Income per Common Share
Reported	$23,736	12.5%	$14,682	$0.41
Non-GAAP adjustments:
Transaction-related costs(1)	1,745	0.9%	1,304	0.03
Headquarters relocation costs(2)	65	0.1%	49	—
ERP implementation costs(3)	245	0.1%	183	—
Adjusted	$25,791	13.6%	$16,218	$0.44

	Three Months Ended June 30, 2025
	Income from Operations	Operating Margin %	Net Income	Diluted Net Income per Common Share
Reported	$36,567	23.2%	$34,907	$0.92
Non-GAAP adjustments:
	—	0.0%	—	—
Adjusted	$36,567	23.2%	$34,907	$0.92

	Six Months Ended June 30, 2026
	Income from Operations	Operating Margin %	Net Income	Diluted Net Income per Common Share
Reported	$37,033	10.2%	$21,997	$0.61
Non-GAAP adjustments:
Transaction-related costs(1)	4,452	1.2%	3,327	0.09
Headquarters relocation costs(2)	272	0.1%	204	0.01
ERP implementation costs(3)	245	0.1%	183	—
Incremental amortization of acquired intangible assets(4)	1,898	0.5%	1,418	0.04
Adjusted	$43,900	12.1%	$27,129	$0.75

	Six Months Ended June 30, 2025
	Income from Operations	Operating Margin %	Net Income	Diluted Net Income per Common Share
Reported	$64,010	21.3%	$60,589	$1.62
Non-GAAP adjustments:
Legal matters(5)	2,358	0.8%	1,759	0.05
Adjusted	$66,368	22.1%	$62,348	$1.67

(1)
Transaction-related costs – These adjustments primarily reflect direct and incremental costs incurred in connection with strategic initiatives and corporate development activities, and may include due diligence, deal fees, integration and other fees and costs related to transactions. The Company excludes only costs that are directly attributable to individually identifiable transactions that have progressed beyond preliminary evaluation, including those for which formal internal approvals have been obtained or third-party advisors have been engaged. Exploratory and other ongoing corporate development and strategy-related operating expenses are not excluded. Excluded costs are associated with discrete transaction events and are not reflective of the Company’s core operating performance, although similar costs may be incurred in future periods.

(2)
Headquarters relocation costs – These adjustments reflect primarily direct and incremental third-party professional fees, including valuation, accounting, and advisory services, incurred in connection with the Company’s relocation of its headquarters to Somerville, Massachusetts. These costs may also include incremental depreciation of fixed assets resulting from reassessments of estimated economic lives in consideration of the relocation. The Company excludes only costs that are directly attributable to the relocation event and does not exclude ongoing occupancy, personnel, or other recurring operating expenses associated with the new headquarters.

(3)
ERP implementation costs – These adjustments reflect direct and incremental costs incurred in connection with the design, configuration, testing, deployment, and initial implementation of a new enterprise resource planning (“ERP”) system, or a significant upgrade or replacement of an existing ERP platform. Such costs may include third-party consulting, system integration, project management, data conversion, and other implementation-related professional fees. The Company excludes only costs that are directly attributable to the initial implementation or significant transformation of an ERP platform and that are non-recurring in nature. Ongoing software subscription, hosting, maintenance, support, personnel, and other recurring information technology operating expenses are not excluded.

(4)
Incremental amortization of acquired intangible assets – We record intangible assets acquired in a business combination or asset acquisition at acquisition date fair values and amortize over their estimated useful lives. These adjustments reflect non-cash charges related to incremental amortization of acquired intangible assets, resulting from periodic reassessments of estimated economic lives. These amounts are excluded as they relate to discrete, non-routine activities rather than the Company’s ongoing operations and therefore are not considered indicative of normal operating costs.

(5)
Legal matters - These adjustments reflect legal fees and other directly attributable costs incurred in connection with responding to and addressing matters arising from the short-seller report issued in January 2025. Such costs may include external legal counsel, advisory services, and other incremental expenses necessary to evaluate and defend against the claims. The Company excludes only costs that are specifically associated with this discrete event and does not exclude ongoing legal expenses related to normal business operations. These costs are excluded as they are non-recurring in nature and not indicative of the Company’s core operating performance, although similar costs could arise in future periods.